Exhibit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS DELIVERS STRONG PERFORMANCE FOR 2007
Company announces fourth quarter and full-year 2007 results and provides guidance for 2008
•	Full year 2007 net subscriber additions of 1,288,000 – a 38% increase over 2006 resulting in ending subscribers of over 4.73 million. Net subscriber additions of 341,000 in the fourth quarter – a 35% increase over fourth quarter 2006

•	Full year 2007 consolidated operating revenues of $3.30 billion — a 39% increase over 2006; Consolidated fourth quarter operating revenues of $940 million – a 40% increase over fourth quarter 2006

•	Full year 2007 consolidated operating income before depreciation and amortization (OIBDA) of $924 million — a 40% increase over 2006. Consolidated fourth quarter OIBDA of $269 million – a 38% increase over fourth quarter 2006

•	Full year 2007 consolidated operating income of $619 million

•	Extended coverage to an additional 9 million POPs in 2007
RESTON, Va. – February 27, 2008 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the fourth quarter and full year 2007. For the full year 2007, the Company added a record 1,288,000 net subscribers to its network, a 38% increase as compared to 2006, bringing the total year-end subscriber base to over 4.7 million. Financial results for the full year 2007 included consolidated operating revenues of $3.30 billion, up 39% as compared to the previous year, consolidated OIBDA of $924 million for the year, a 40% increase over last year, and consolidated operating income of $619 million, an increase of 35% over last year. For the full year 2007, the Company generated net income of $378 million, or $2.27 per basic share. As of December 31, 2007, NII Holdings had available cash and cash equivalents of $1.4 billion and short-term investments of $242 million. During 2007, the Company expanded its network coverage to an additional 9 million POPs and built coverage along key transportation corridors.

The Company reported full-year 2007 capital expenditures of $667 million.
For the fourth quarter 2007, the Company added over 341,000 net subscribers, a 35% increase as compared to the same period last year. Financial results for the fourth quarter 2007 included consolidated operating revenues of $940 million, a 40% increase over the same period last year and consolidated OIBDA of $269 million, a 38% increase as compared to the fourth quarter 2006.
“NII delivered strong growth and profitability in 2007, exceeding the goals we set for the year in terms of net subscribers, revenues, and OIBDA,” said Steve Shindler, NII Holdings’ Executive Chairman. “For the year we grew our subscriber base by 38%, our revenues increased by 39%, and our OIBDA increased by 40%. We completed the expansion program that we started in 2005 extending the coverage of our networks to an additional 9 million POPs in 2007, increasing our scale and visibility in the markets we serve. Despite the challenge of a more intense competitive environment in Mexico, the initiatives that we put in place during 2007 generated strong results and positions NII to capture the opportunities for profitable growth in our markets. In 2008, we will continue to focus on targeting and retaining the high value customers who represent the core of our business while expanding the reach of our networks to serve our growing markets.”
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $59 for the full year 2007 - up $1 over 2006 levels, and $59 for the fourth quarter 2007. The Company also reported churn of 1.6% for the full year 2007 and 1.7% for the fourth quarter – a 10 basis point increase over full-year 2006 and a 20 basis point increase over the fourth quarter of 2006. Consolidated cost per gross add, or CPGA, was $348 for the fourth quarter, a $13 increase over same the period in 2006, and was $330 for full year 2007 – a $6 improvement over 2006.
“Our team rose to the challenge and delivered on our promise of generating not just growth, but profitable growth,” said Lo van Gemert, NII’s President and COO. “We expanded our presence in our markets, and took the appropriate steps to position NII to deliver growth and profitability in the future. The key elements of our differentiated strategy – including our gold-standard PTT, best value per minute, and world-class customer service have enabled us to successfully deliver what we believe are the best-in-class operational metrics in the region, despite a more competitive environment. We believe that the additional expansion planned for 2008 and the construction of a complementary next generation network in Peru will further strengthen our competitive position. Our disciplined focus on profitable growth, combined with the increasing opportunity set in our markets, will enable us to further enhance our position as a key player in the Latin American wireless marketplace.”
During the fourth quarter, the Company completed the $500 million stock repurchase program that was initiated in May 2007, purchasing the remaining $170 million in value of its common stock in the quarter. In that program, the Company purchased a total of 7,401,543 shares of its common stock in 2007, including 3,357,818 shares that it purchased in the fourth quarter. In January 2008, the Company announced that its board of directors has authorized the Company to purchase up to an additional $500 million in value of its common stock under a new stock repurchase program.
The Company ended the year with approximately $2.2 billion in total long-term debt, which includes $1.55 billion in convertible notes, $393 million in syndicated loan facilities, and $253 million in local currency tower financing obligations, capital leases and other obligations. With year-end consolidated cash and cash equivalents of $1.4 billion and short-term investments of $242 million, the Company’s net debt at the end of the year was $584 million, resulting in a ratio of net debt to 2007 OIBDA of about 0.6.
In 2007, the Company successfully added to its spectrum position in Peru by acquiring a 35 MHz nationwide block of spectrum in the 1.9 GHz band for $27 million. The Company plans to invest in the development of a third generation (3G) communications network in Peru in 2008.

The Company expects that this third generation network will enable Nextel Peru to offer a more attractive breadth of services to an expanded high value customer base. This network will serve as a complement to Nextel Peru’s robust and growing iDEN network.
2008 Outlook
The Company announced the following objectives for 2008:
•	Total net subscriber additions of 1.4 million – which would represent a 30% year over year increase in the ending subscriber base

•	Consolidated operating revenues of $4.25 billion – a 29% increase over 2007

•	Consolidated OIBDA outlook;
o	Consolidated OIBDA before non-cash stock option compensation expense of $1.215 billion

o	Consolidated OIBDA of $1.150 billion
•	Consolidated capital expenditures of $750 million for the full year, which includes investment to support the expansion of our network coverage to an additional 11 million POPs in our markets.
The Company’s 2008 outlook includes approximately $30 million in start-up operating expenses and approximately $50 million in capital expenditures related to its investment in building and launching a third generation network in Peru. Our outlook is predicated on a number of assumptions including the assumption that foreign exchange rates will remain relatively stable during the year. Additionally, the information regarding our outlook and objectives for 2008 is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including NII’s annual report on Form 10-K for the year ended December 31, 2007 and it’s subsequent filings.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, consolidated OIBDA before non-cash stock option compensation expense, ARPU, CPGA, net debt and net debt to OIBDA which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s fourth quarter and 2007 full year results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico, Peru, and Chile offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. Specifically, we have included guidance regarding our expected operational results in relation to certain performance measures for 2008 that are forward looking in nature. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating results described in our 2008 guidance, the risks and uncertainties relating to the impact of more intense competitive conditions in the markets we serve, the risks and uncertainties concerning the impact of changes in the economic conditions in the markets in which we operate, the risk that our network technologies will not perform properly or support the services our customers want or need including the risk that technology developments to support our serves will not be timely delivered, the risk that customers in the markets we serve will not find our services attractive, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006, in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is expected to be filed on or before February 29, 2008, and in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006
(in millions, except per share amounts)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$3,184.7	$2,279.9	$905.3	$649.6
Digital handset and accessory revenues	111.6	91.4	34.8	21.4

	3,296.3	2,371.3	940.1	671.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	879.7	617.6	249.5	178.9
Cost of digital handset and accessory sales	415.0	311.3	114.8	82.3
Selling, general and administrative	1,077.9	780.4	306.4	214.2
Depreciation	289.9	194.8	80.0	62.1
Amortization	14.7	7.4	7.6	3.0

	2,677.2	1,911.5	758.3	540.5

Operating income	619.1	459.8	181.8	130.5

Other income (expense)
Interest expense	(128.7)	(89.4)	(39.1)	(23.3)
Interest income	67.4	51.1	22.4	12.1
Debt conversion expense	(26.4)	(5.1)	—	(5.1)
Foreign currency transaction gains, net	19.0	3.6	6.4	4.4
Other (expense) income, net	(2.0)	(6.1)	(1.0)	1.2

	(70.7)	(45.9)	(11.3)	(10.7)

Income before income tax provision	548.4	413.9	170.5	119.8
Income tax provision	(170.0)	(119.4)	(42.0)	(11.9)

Net income	$378.4	$294.5	$128.5	$107.9

Net income per common share, basic	$2.27	$1.91	$0.75	$0.69

Net income per common share, diluted	$2.11	$1.67	$0.71	$0.60

Weighted average number of common shares outstanding, basic	166.7	154.1	172.1	156.1

Weighted average number of common shares outstanding, diluted	184.3	184.3	191.8	185.4

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	December 31,	December 31,
	2007	2006
Cash and cash equivalents	$1,370.2	$708.6
Short-term investments	241.8	—
Accounts receivable, less allowance for doubtful accounts of $20.2 and $15.9	438.3	298.5
Property, plant and equipment, net	1,853.1	1,389.2
Intangible assets, net	410.4	369.2
Total assets	5,436.7	3,297.7
Long-term debt, including current portion	2,266.5	1,155.7
Total liabilities	3,268.3	1,951.2
Stockholders’ equity	2,168.4	1,346.5

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Total digital subscribers (as of December 31)	4,728.7	3,440.3	4,728.7	3,440.3
Net subscriber additions	1,288.3	934.3	341.1	252.5
Churn (%)	1.6%	1.5%	1.7%	1.5%

Average monthly revenue per handset/unit in service (ARPU) (1)	$59	$58	$59	$59

Cost per gross add (CPGA) (1)	$330	$336	$348	$335
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$1,762.6	$1,319.4	$481.6	$372.9
Digital handset and accessory revenues	30.1	21.9	12.0	4.4

	1,792.7	1,341.3	493.6	377.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	370.5	275.9	100.1	77.2
Cost of digital handset and accessory sales	251.5	172.1	68.1	46.7
Selling, general and administrative	494.9	362.6	141.2	98.5
Management fee	34.4	—	4.7	—
Depreciation and amortization	151.5	105.9	44.7	33.5

	1,302.8	916.5	358.8	255.9

Operating income	$489.9	$424.8	$134.8	$121.4

Total digital subscribers (as of December 31)	2,139.8	1,544.6	2,139.8	1,544.6
Net subscriber additions	595.2	424.8	151.3	111.8
Churn (%)	1.9%	1.7%	2.0%	1.7%

ARPU (1)	$74	$77	$71	$77

CPGA (1)	$432	$458	$449	$455

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$833.3	$500.3	$259.0	$145.4
Digital handset and accessory revenues	34.7	36.7	9.5	8.0

	868.0	537.0	268.5	153.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	286.7	173.6	88.2	50.7
Cost of digital handset and accessory sales	78.9	69.7	23.2	16.6
Selling, general and administrative	284.6	178.6	84.9	47.1
Depreciation and amortization	96.4	59.2	28.7	18.6

	746.6	481.1	225.0	133.0

Operating income	$121.4	$55.9	$43.5	$20.4

Total digital subscribers (as of December 31)	1,289.5	898.9	1,289.5	898.9
Net subscriber additions	390.6	261.4	102.0	72.5
Churn (%)	1.3%	1.4%	1.3%	1.3%

ARPU (1)	$54	$46	$59	$48

CPGA (1)	$278	$256	$313	$261
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$408.1	$320.6	$114.6	$91.0
Digital handset and accessory revenues	34.0	24.4	9.7	6.6

	442.1	345.0	124.3	97.6

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	151.7	113.9	41.7	33.8
Cost of digital handset and accessory sales	52.0	45.1	14.3	12.6
Selling, general and administrative	100.1	87.0	30.9	24.2
Depreciation and amortization	30.2	20.1	7.7	6.9

	334.0	266.1	94.6	77.5

Operating income	$108.1	$78.9	$29.7	$20.1

Total digital subscribers (as of December 31)	812.5	650.7	812.5	650.7
Net subscriber additions	161.8	150.5	44.3	42.4
Churn (%)	1.5%	1.3%	1.5%	1.4%

ARPU (1)	$40	$41	$42	$42

CPGA (1)	$173	$184	$181	$185

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating revenues
Service and other revenues	$178.1	$137.9	$49.2	$39.9
Digital handset and accessory revenues	12.8	8.5	3.6	2.4

	190.9	146.4	52.8	42.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	69.2	53.2	18.9	16.8
Cost of digital handset and accessory sales	31.5	24.2	9.0	6.2
Selling, general and administrative	54.4	42.9	15.1	11.7
Depreciation and amortization	19.9	12.9	4.7	4.5

	175.0	133.2	47.7	39.2

Operating income	$15.9	$13.2	$5.1	$3.1

Total digital subscribers (as of December 31)	476.9	345.1	476.9	345.1
Net subscriber additions	131.7	96.6	40.9	24.8
Churn (%)	1.8%	1.8%	1.7%	1.9%

ARPU (1)	$34	$36	$33	$37

CPGA (1)	$167	$188	$163	$179

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Years and Three Months Ended December 31, 2007 and 2006” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006
(UNAUDITED)
Consolidated Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Consolidated operating income	$619.1	$459.8	$181.8	$130.5
Consolidated depreciation	289.9	194.8	80.0	62.1
Consolidated amortization	14.7	7.4	7.6	3.0

Consolidated operating income before depreciation and amortization	$923.7	$662.0	$269.4	$195.6

Estimated Consolidated 2008 OIBDA and Consolidated OIBDA Before Non-Cash Stock Option Compensation Expense
Consolidated OIBDA before non-cash stock option compensation expense represents operating income before non-cash stock option compensation expense, depreciation and amortization expense. Consolidated OIBDA before non-cash stock option compensation expense is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA before non-cash stock option compensation expense measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA before non-cash stock option compensation expense provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations, as well as non-cash stock option compensation expenses that we are required to record in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our consolidated OIBDA before non-cash stock option compensation expense calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA before non-cash stock option compensation expense can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

Estimate
For the Year
Ending
December 31, 2008
Consolidated operating income	$740.0
Consolidated depreciation	375.0
Consolidated amortization	35.0

Consolidated operating income before depreciation and amortization	1,150.0
Non-cash stock option compensation expense	65.0

Consolidated operating income before depreciation and amortization and before non-cash stock option compensation expense	$1,215.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Consolidated service and other revenues	$3,184.7	$2,279.9	$905.3	$649.6
Less: consolidated analog revenues	(6.1)	(8.4)	(1.4)	(1.9)
Less: consolidated other revenues	(330.7)	(222.1)	(97.4)	(64.0)

Total consolidated subscriber revenues	$2,847.9	$2,049.4	$806.5	$583.7

ARPU calculated with subscriber revenues	$59	$58	$59	$59

ARPU calculated with service and other revenues	$65	$65	$66	$65

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Service and other revenues	$1,762.6	$1,319.4	$481.6	$372.9
Less: analog revenues	(2.9)	(3.6)	(0.6)	(0.8)
Less: other revenues	(135.5)	(95.8)	(38.8)	(27.9)

Total subscriber revenues	$1,624.2	$1,220.0	$442.2	$344.2

ARPU calculated with subscriber revenues	$74	$77	$71	$77

ARPU calculated with service and other revenues	$80	$84	$78	$83

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Service and other revenues	$833.3	$500.3	$259.0	$145.4
Less: analog revenues	(2.3)	(2.2)	(0.6)	(0.4)
Less: other revenues	(128.4)	(75.8)	(39.3)	(22.0)

Total subscriber revenues	$702.6	$422.3	$219.1	$123.0

ARPU calculated with subscriber revenues	$54	$46	$59	$48

ARPU calculated with service and other revenues	$64	$55	$70	$56

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Service and other revenues	$408.1	$320.6	$114.6	$91.0
Less: other revenues	(55.4)	(42.1)	(15.9)	(11.8)

Total subscriber revenues	$352.7	$278.5	$98.7	$79.2

ARPU calculated with subscriber revenues	$40	$41	$42	$42

ARPU calculated with service and other revenues	$47	$47	$48	$48

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Service and other revenues	$178.1	$137.9	$49.2	$39.9
Less: analog revenues	(0.1)	(0.1)	—	—
Less: other revenues	(12.2)	(9.3)	(3.6)	(2.6)

Total subscriber revenues	$165.8	$128.5	$45.6	$37.3

ARPU calculated with subscriber revenues	$34	$36	$33	$37

ARPU calculated with service and other revenues	$37	$39	$36	$40

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Consolidated digital handset and accessory revenues	$111.6	$91.4	$34.8	$21.4
Less: consolidated cost of handset and accessory sales	415.0	311.3	114.8	82.3

Consolidated handset subsidy costs	303.4	219.9	80.0	60.9
Consolidated selling and marketing	445.5	321.2	133.1	86.8

Costs per statement of operations	748.9	541.1	213.1	147.7
Less: consolidated costs unrelated to initial customer acquisition	(59.9)	(44.2)	(13.1)	(11.6)

Customer acquisition costs	$689.0	$496.9	$200.0	$136.1

Cost per Gross Add	$330	$336	$348	$335

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Digital handset and accessory revenues	$30.1	$21.9	$12.0	$4.4
Less: cost of handset and accessory sales	251.5	172.1	68.1	46.7

Handset subsidy costs	221.4	150.2	56.1	42.3
Selling and marketing	262.5	197.7	78.3	51.6

Costs per statement of operations	483.9	347.9	134.4	93.9
Less: costs unrelated to initial customer acquisition	(49.0)	(33.7)	(9.7)	(9.3)

Customer acquisition costs	$434.9	$314.2	$124.7	$84.6

Cost per Gross Add	$432	$458	$449	$455

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Digital handset and accessory revenues	$34.7	$36.7	$9.5	$8.0
Less: cost of handset and accessory sales	78.9	69.7	23.2	16.6

Handset subsidy costs	44.2	33.0	13.7	8.6
Selling and marketing	117.7	70.5	35.8	20.2

Costs per statement of operations	161.9	103.5	49.5	28.8
Less: costs unrelated to initial customer acquisition	(5.7)	(3.2)	(2.5)	(0.8)

Customer acquisition costs	$156.2	$100.3	$47.0	$28.0

Cost per Gross Add	$278	$256	$313	$261

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Digital handset and accessory revenues	$34.0	$24.4	$9.7	$6.6
Less: cost of handset and accessory sales	52.0	45.1	14.3	12.6

Handset subsidy costs	18.0	20.7	4.6	6.0
Selling and marketing	34.6	27.8	10.5	7.8

Costs per statement of operations	52.6	48.5	15.1	13.8
Less: costs unrelated to initial customer acquisition	(2.7)	(4.6)	(0.4)	(1.2)

Customer acquisition costs	$49.9	$43.9	$14.7	$12.6

Cost per Gross Add	$173	$184	$181	$185

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)
Digital handset and accessory revenues	$12.8	$8.5	$3.6	$2.4
Less: cost of handset and accessory sales	31.5	24.2	9.0	6.2

Handset subsidy costs	18.7	15.7	5.4	3.8
Selling and marketing	20.4	17.3	5.5	4.5

Costs per statement of operations	39.1	33.0	10.9	8.3
Less: costs unrelated to initial customer acquisition	(2.6)	(2.5)	(0.5)	(0.4)

Customer acquisition costs	$36.5	$30.5	$10.4	$7.9

Cost per Gross Add	$167	$188	$163	$179

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of December 31, 2007 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$2,196.1
Less: cash and cash equivalents	(1,370.2)
Less: short-term investments	(241.8)

Net debt	$584.1

Net debt to consolidated OIBDA and net debt to consolidated operating income for the year ended December 31, 2007 are as follows:
NII Holdings, Inc.

Net debt to consolidated operating income before depreciation and amortization	0.6

Net debt to consolidated operating income	0.9